KBR                                                                             Exhibit 99.1

601 Jefferson St. • Houston, Texas 77002
Phone 713.753.3011 • Fax 713.753.5353

FOR IMMEDIATE RELEASE                                                                      Contact:     Rob Kukla, Jr.

July 30, 2009                                                                                                                         Director, Investor Relations
                                                                                                                                                713-753-5082

                                                                                                                                                Heather Browne

                                                                                                                                                Director, Communications
                                                                                                                                                713-753-3775

KBR ANNOUNCES SECOND QUARTER 2009 RESULTS

$0.42 per diluted share for second quarter 2009 net income attributable to KBR, Inc.

▪	Revenue for the first six months of 2009 increased 22% over the first six months of the previous year

▪	Operating income for the first six months of 2009 increased 15% over the first six months of 2008

▪	Solid backlog at the end of June 30, 2009 of $12.3 billion with no material project cancellations during the second quarter of 2009

▪	Continued strong balance sheet with $1.1 billion cash and equivalents

▪	Corporate G&A for the second quarter of 2009 was up only $2 million compared to the prior year second quarter, despite the BE&K acquisition

HOUSTON, Texas – KBR (NYSE:KBR) announced today that second quarter 2009 net income attributable to KBR was $67 million, or $0.42 per diluted share, compared to net income attributable to KBR of $48 million, or $0.28 per diluted share, in the second quarter of 2008.

Consolidated revenue in the second quarter of 2009 was $3.1 billion, an increase of 17% from $2.7 billion in the second quarter of 2008. Consolidated operating income was $137 million in the second quarter of 2009 compared to $90 million in the second quarter of 2008.

“I am pleased with the strong revenue and operating income growth over the same period last year, which contributed to KBR’s solid earnings in the second quarter of 2009. Our cash balance increased $156 million during the quarter to $1.1 billion at the end of June 2009.” said Bill Utt, Chairman, President, and Chief Executive Officer of KBR. “Backlog remained solid at $12.3 billion with the end-markets showing positive indicators towards projects moving forward over the next few years.”

2009 Second Quarter Business Unit Results

Upstream business unit income was $65 million in the second quarter of 2009 compared to business unit income of $39 million in the second quarter of 2008. Business unit income in the second quarter of 2009 had positive contributions from various gas monetization projects, including the Pearl GTL, Skikda LNG, Gorgon LNG, Yemen LNG, and Escravos GTL projects, an offshore related project in the Caspian area, and several topside engineering projects. Business unit income in the second quarter of 2008 included a $24 million reduction in KBR’s share of the estimated profits on an LNG project, which was subsequently offset by a gain of $24 million on a change order on the same LNG project in the fourth quarter of 2008.

Government and Infrastructure business unit income was $80 million in the second quarter of 2009 compared to business unit income of $63 million in the second quarter of 2008. Business unit income in the second quarter of 2009 had positive contributions from Iraq-related activities, the Allenby & Connaught project, work on the CENTCOM project, and numerous infrastructure projects, including the Qatar-Bahrain Causeway. Business unit income in the second quarter of 2008 included a $40 million charge related to an unfavorable jury verdict from litigation with a subcontractor on the LogCAP III contract dating back to 2003 and a $3 million charge on the U.S. Embassy project in Macedonia.

Services business unit income was $29 million in the second quarter of 2009 compared to business unit income of $17 million in the second quarter of 2008. Business unit income in the second quarter of 2009 had positive contributions from BE&K, including continued work on power projects in Georgia and Texas, in addition to legacy construction and maintenance work in Texas, the offshore service vessels in the Gulf of Mexico, and an activated carbon project in Louisiana.

Downstream business unit income was $14 million in the second quarter of 2009 compared to business unit income of $14 million in the second quarter of 2008. Business unit income in the second quarter of 2009 had positive contributions from the Yanbu export refinery project, program management services for the Ras Tanura project in Saudi Arabia, the Lobito refinery FEED in Angola, and several BE&K projects. Also included in the second quarter 2009 results were additional repair costs during performance testing on the EBIC ammonia project in Egypt. However, at the end of July 2009, the EBIC ammonia project successfully completed the reliability testing, which marks substantial completion on the project, pending expected final notification from the customer in August 2009.

Technology business unit income was $5 million in the second quarter of 2009 compared to business unit income of $7 million in the second quarter of 2008. Business unit income in the second quarter of 2009 had positive contributions from several ammonia license and basic engineering projects in South America and one project in India.

Corporate general and administrative expense in the second quarter of 2009 was $54 million, up $2 million from the prior year second quarter, which did not include the BE&K corporate expenses. The slight increase primarily related to higher legal expenditures.

Total cash flows provided by operating activities for the second quarter of 2009 was $164 million. Total cash flows used in operating activities for the first six months of 2009 were $8 million.

Significant Achievements and Awards

▪

KBR announced a division of its Services business unit, BE&K Construction Company, was awarded a power contract by Progress Energy Carolinas, Inc. to provide construction services for a new natural gas-fired combined-cycle unit at the Richmond County Energy Complex located near Hamlet, N.C. BE&K will provide general construction services including installation of foundations, power generation and auxiliary equipment, piping, electrical, instrumentation, control and related systems for the completion of the facility, which is designed to improve electric system reliability in southern and eastern North Carolina.

▪

KBR announced the award by Esso Highlands Ltd (a subsidiary of Exxon Mobil Corporation) to the Eos Joint Venture (an unincorporated joint venture comprising WorleyParsons and Kellogg Brown & Root) an agreement covering Project Services for the PNG LNG Project. The Eos joint venture will facilitate requests from Esso Highlands to provide engineering, training, in-country support services and integrated project team services for construction and project management. This maintains Eos' engagement in the upstream component of the proposed PNG LNG development following the completion of Eos' current FEED services contract.

▪

KBR was recognized by the British Ministry of Defence (MoD) as the department’s top Key Supplier. KBR was awarded an 8.2 out of a possible 10 points in the MoD’s performance assessment, making KBR the first Key Supplier to receive a score above an 8. KBR now sets the standard against which all other Key Suppliers of the MoD will be measured. The Performance Reviews, conducted between April 2008 and March 2009, assess the performance of 29 Key Suppliers and 97 MoD project teams. KBR’s Government & Infrastructure business unit currently works on a number of high profile projects with the MoD, delivering infrastructure and other support services to the British military including: Contractor Logistics Support (CONLOG), Afghanistan Infrastructure Support and Temporary Deployable Accommodation programs.

▪

KBR announced that its consulting subsidiary Granherne was selected to take part in a conceptual study of StatoilHydro ASA’s Gullfaks 2030 project to extend the production from the gas field. The award builds on previous conceptual studies undertaken by Granherne evaluating the possible installation of a subsea Wet Gas Compression and the tie-back of the Peon satellite production to the Gullfaks C platform.

KBR is a global engineering, construction and services company supporting the energy, hydrocarbon, government services, and civil infrastructure sectors. The company offers a wide range of services through its Downstream, Government and Infrastructure, Services, Technology, Upstream, and Ventures business units.

NOTE: The statements in this press release that are not historical statements, including statements regarding future financial performance and backlog information, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company’s control, that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the outcome of and the publicity surrounding audits and investigations by domestic and foreign government agencies and legislative bodies; potential adverse proceedings by such agencies and potential adverse results and consequences from such proceedings; the scope and enforceability of the company’s indemnities from Halliburton Company; changes in capital spending by the company’s customers; the company’s ability to obtain contracts from existing and new customers and perform under those contracts; structural changes in the industries in which the company operates, escalating costs associated with and the performance of fixed-fee projects and the company’s ability to control its cost under its contracts; claims negotiations and contract disputes with the company’s customers; changes in the demand for or price of oil and/or natural gas; protection of intellectual property rights; compliance with environmental laws; changes in government regulations and regulatory requirements; compliance with laws related to income taxes; unsettled political conditions, war and the effects of terrorism; foreign operations and foreign exchange rates and controls; the development and installation of financial systems; increased competition for employees; the ability to successfully complete and integrate acquisitions; and operations of joint ventures, including joint ventures that are not controlled by the company.

KBR’s Annual Report on Form 10-K dated February 25, 2009, recent Current Reports on Forms 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors that KBR has identified that may affect the business, results of operations and financial condition. KBR undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

KBR, Inc.: Condensed Consolidated Statements of Income
(Millions of dollars and shares except per share data) (Unaudited)

	Three Months		Three Months
	Ended		Ended
	June 30,		March 31,
	2009	2008	2009
Revenue:
Government and Infrastructure	$1,567	$1,707	$1,729
Upstream	787	699	751
Services	588	129	569
Downstream	124	101	113
Technology	23	23	20
Ventures	3	(1)	8
Other	9	—	10
Total revenue	$3,101	$2,658	$3,200
Business unit income:
Government and Infrastructure	$80	$63	$81
Upstream	65	39	73
Services	29	17	24
Downstream	14	14	—
Technology	5	7	3
Ventures	1	—	10
Other	—	—	1
Total business unit income	194	140	192
Unallocated costs:
	(3)	2	1
Corporate general and administrative	(54)	(52)	(49)
Total operating income	137	90	144
Interest income, net	—	9	1
Foreign currency gains (losses), net	(4)	1	5
Other non-operating expense	(1)	—	—
Income before income taxes	132	100	150
Provision for income taxes	(49)	(36)	(55)
Net income	$83	$64	$95
Less: Net income attributable to non controlling interests	(16)	(16)	(18)
Net income attributable to KBR	$67	$48	$77

Net income attributable to KBR per share(a):
Basic	$0.42	$0.28	$0.48
Diluted	$0.42	$0.28	$0.48

Basic weighted average shares outstanding	160	169	161
Diluted weighted average shares outstanding	161	171	162

Cash dividends declared per share(b)	$0.05	$0.05	$0.05

(a) Due to the effect of rounding, the sum of the individual per share amounts may not equal the total shown.

(b)	The dividend in the second quarter of 2009 was declared in May 2009 for shareholders of record as of June 15, 2009.

KBR, Inc.: Condensed Consolidated Statements of Income
(Millions of dollars and shares except per share data) (Unaudited)

	Six Months Ended
	June 30,
	2009	2008
Revenue:
Government and Infrastructure	$3,296	$3,391
Upstream	1,538	1,310
Services	1,157	237
Downstream	237	201
Technology	43	42
Ventures	11	(4)
Other	19	—
Total revenue	$6,301	$5,177
Business unit income (loss):
Government and Infrastructure	$161	$143
Upstream	138	144
Services	53	30
Downstream	14	22
Technology	8	12
Ventures	11	(4)
Other	1	—
Total business unit income	386	347
Unallocated costs:
Labor cost absorption	(2)	5
Corporate general and administrative	(103)	(108)
Total operating income	281	244
Interest income, net	1	25
Foreign currency gains (losses), net	1	(2)
Other non-operating expense	(1)	—
Income before income taxes	282	267
Provision for income taxes	(104)	(96)
Net income	$178	$171
Less: Net income attributable to non controlling interests	(34)	(25)
Net income attributable to KBR	$144	$146

Net income attributable to KBR per share(a):
Basic	$0.90	$0.86
Diluted	$0.89	$0.86

Basic weighted average shares outstanding	160	169
Diluted weighted average shares outstanding	161	170

Cash dividends declared per share(b):	$0.10	$0.10

(a)	Due to the effect of rounding, the sum of the individual per share amounts may not equal the total shown.

(b)	The dividend in the second quarter of 2009 was declared in May 2009 for shareholders of record as of June 15, 2009.

KBR, Inc.: Condensed Consolidated Balance Sheets

(In millions) (Unaudited)

	June 30,	December 31,
	2009	2008
Assets
Current assets:
Cash and equivalents	$1,077	$1,145
Receivables:
Accounts receivable, net	1,398	1,312
Unbilled receivables on uncompleted contracts	751	835
Total receivables	2,149	2,147
Deferred income taxes	183	107
Other current assets	530	743
Total current assets	3,939	4,142
Property, plant, and equipment, net of accumulated
depreciation of $248 and $224	245	245
Goodwill	698	694
Intangible assets, net	64	73
Equity in and advances to unconsolidated affiliates	215	185
Noncurrent deferred income taxes	190	167
Unbilled receivables on uncompleted contracts	134	134
Other assets	162	244
Total assets	$5,647	$5,884

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$1,272	$1,387
Due to former parent, net	54	54
Advanced billings and unearned revenue on uncompleted contracts	424	519
Reserve for estimated contract losses	61	76
Employee compensation and benefits	324	320
Other current liabilities	532	680
Current liabilities of discontinued operations	6	7
Total current liabilities	2,673	3,043
Noncurrent employee compensation and benefits	429	403
Other noncurrent liabilities	235	333
Noncurrent income tax payable	46	34
Noncurrent deferred tax liability	64	37
Total liabilities	3,447	3,850
KBR shareholders’ equity:
Common stock	—	—
Paid-in capital in excess of par value	2,099	2,091
Accumulated other comprehensive loss	(428)	(439)
Retained earnings	732	596
Treasury stock	(217)	(196)
Total KBR shareholders’ equity	2,186	2,052
Non-controlling interest	14	(18)
Total shareholders’ equity	2,200	2,034
Total liabilities and shareholders’ equity	$5,647	$5,884

KBR, Inc.: Condensed Consolidated Statements of Cash Flows
(In millions) (Unaudited)

	Six Months Ended
	June 30,
	2009	2008
Cash flows from operating activities:
Net income	$178	$171
Adjustments to reconcile net income to net cash provided by (used in) operations:
Depreciation and amortization	28	17
Equity earnings from unconsolidated affiliates	(47)	(21)
Deferred income taxes	(33)	23
Other	2	(42)
Changes in operating assets and liabilities:
Receivables	(65)	(234)
Unbilled receivables on uncompleted contracts	70	1
Accounts payable	(125)	63
Advanced billings and unearned revenue on uncompleted contracts	(79)	(309)
Accrued employee compensation and benefits	4	(51)
Reserve for loss on uncompleted contracts	(16)	(12)
Collection of advances from unconsolidated affiliates, net	3	57
Distribution of earnings from unconsolidated affiliates, net	17	76
Other assets	(1)	(105)
Other liabilities	56	82
Total cash flows used in operating activities	(8)	(284)
Cash flows from investing activities:
Capital expenditures	(16)	(16)
Acquisition of businesses, net of cash acquired	—	(11)
Other investing activities	3	3
Total cash flows used in investing activities	(13)	(24)
Cash flows from financing activities:
Payments to reacquire common stock	(21)	—
Net proceeds from issuance of common stock	—	2
Excess tax benefits from stock-based compensation	—	2
Payments of dividends to shareholders	(16)	(9)
Distributions to noncontrolling shareholders, net	(9)	(12)
Other financing activities	(13)	—
Total cash flows used in financing activities	(59)	(17)
Effect of exchange rate changes	12	20
Increase (decrease) in cash and equivalents	(68)	(305)
Cash and equivalents at beginning of period	1,145	1,861
Cash and equivalents at end of period	$1,077	$1,556

KBR, Inc.: Revenue and Operating Results by Business Unit
(In millions) (Unaudited)

   Three Months Ended

	June 30,		March 31,
Revenue:	2009	2008	2009
G&I: U.S. Government – Middle East Operations	$1,301	$1,340	$1,457
U.S. Government – Americas Operations	130	156	129
International Operations	136	211	143
Total G&I	1,567	1,707	1,729
Upstream:
Gas Monetization	679	575	655
Oil & Gas	108	124	96
Total Upstream	787	699	751
Services	588	129	569
Downstream	124	101	113
Technology	23	23	20
Ventures	3	(1)	8
Other	9	—	10
Total revenue	$3,101	$2,658	$3,200
Business unit income (loss):
G&I: U.S. Government – Middle East Operations	$60	$36	$62
U.S. Government – Americas Operations	14	13	16
International Operations	39	45	35
Total job income	113	94	113
Divisional overhead	(33)	(31)	(32)
Total G&I business unit income	80	63	81
Upstream:
Gas Monetization	50	32	65
Oil & Gas	26	21	18
Total job income	76	53	83
Divisional overhead	(11)	(14)	(10)
Total Upstream business unit income	65	39	73
Services:
Job income	49	19	44
Gain on sale of assets	—	1	—
Divisional overhead	(20)	(3)	(20)
Total Services business unit income	29	17	24
Downstream:
Job income	20	20	6
Divisional overhead	(6)	(6)	(6)
Total Downstream business unit income	14	14	—
Technology:
Job income	11	12	9
Divisional overhead	(6)	(5)	(6)
Total Technology business unit income	5	7	3
Ventures:
Job income (loss)	2	(1)	8
Gain on sale of assets	—	1	2
Divisional overhead	(1)	—	—
Total Ventures business unit income (loss)	1	—	10
Other:
Job Income	2	—	3
Divisional overhead	(2)	—	(2)
Total Other business unit income	—	—	1
Total business unit income	$194	$140	$192

KBR, Inc.: Revenue and Operating Results by Business Unit
(In millions) (Unaudited)

             Six Months Ended

	June 30,
Revenue:	2009	2008
G&I: U.S. Government – Middle East Operations	$2,758	$2,708
U.S. Government – Americas Operations	259	277
International Operations	279	406
Total G&I	3,296	3,391
Upstream:
Gas Monetization	1,334	1,020
Oil & Gas	204	290
Total Upstream	1,538	1,310
Services	1,157	237
Downstream	237	201
Technology	43	42
Ventures	11	(4)
Other	19	—
Total revenue	$6,301	$5,177
Business unit income (loss):
G&I: U.S. Government – Middle East Operations	$122	$105
U.S. Government – Americas Operations	30	14
International Operations	74	84
Total job income	226	203
Divisional overhead	(65)	(60)
Total G&I business unit income	161	143
Upstream:
Gas Monetization	115	73
Oil & Gas	44	96
Total job income	159	169
Divisional overhead	(21)	(25)
Total Upstream business unit income	138	144
Services:
Job income	93	35
Gain on sale of assets	—	1
Divisional overhead	(40)	(6)
Total Services business unit income	53	30
Downstream:
Job income	26	32
Divisional overhead	(12)	(10)
Total Downstream business unit income	14	22
Technology:
Job income	20	22
Divisional overhead	(12)	(10)
Total Technology business unit income	8	12
Ventures:
Job income (loss)	10	(4)
Gain on sale of assets	2	1
Divisional overhead	(1)	(1)
Total Ventures business unit income (loss)	11	(4)
Other:
Job Income	5	—
Divisional overhead	(4)	—
Total Other business unit income	1	—
Total Business unit income	$386	$347

KBR, Inc.: Backlog Information (a)

(In Millions) (Unaudited)

	June30,	December 31,
	2009	2008
G&I:
U.S. Government - Middle East Operations	$621	$1,428
U.S. Government - Americas Operations	425	600
International Operations	1,494	1,446
Total G&I(b)	2,540	3,474
Upstream:
Gas Monetization	5,825	6,196
Oil & Gas	178	260
Total Upstream	6,003	6,456
Services	2,356	2,810
Downstream	605	578
Technology	138	130
Ventures	704	649
Total backlog	$12,346	$14,097

(a) Backlog is presented differently depending on if the contract is consolidated by KBR or is accounted for under the equity method of accounting. Backlog related to consolidated projects is presented as 100% of the expected revenue from the project. Backlog related to projects accounted for under the equity method of accounting is presented as KBR’s share of the expected future revenue from the project. Our backlog for projects related to unconsolidated joint ventures totaled $2.3 billion and $2.4 billion at June 30, 2009 and December 31, 2008, respectively. Our backlog related to consolidated joint ventures with noncontrolling interest totaled $3.0 billion and $3.1 billion at June 30, 2009 and December 31, 2008, respectively.

As of June 30, 2009, 21% of our backlog for continuing operations was attributable to fixed-price contracts and 79% was attributable to cost-reimbursable contracts. For contracts that contain both fixed-price and cost-reimbursable components, we classify the components as either fixed-price or cost-reimbursable according to the composition of the contract except for smaller contracts where we characterize the entire contract based on the predominate component.

(b)

The Government and Infrastructure segment backlog includes backlog attributable to firm orders in the amount of $2.4 billion and $3.3 billion as of June 30, 2009 and December 31, 2008, respectively. Government and Infrastructure backlog attributable to unfunded orders was $0.1 billion as of June 30, 2009 and $0.2 billion as of December 31, 2008.

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